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                                CPFL ENERGIA S.A.

                          - American Depositary Shares
                      each representing three Common Shares

                        INTERNATIONAL PURCHASE AGREEMENT

Dated: -, 2004

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                                CPFL ENERGIA S.A.

                          - American Depositary Shares
                      each representing three Common Shares

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                         -, 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Pactual Capital Corporation
  as International Representatives of the several International Underwriters c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

      CPFL Energia S.A., a Brazilian corporation (the "Company"), and the other entities listed in Schedule B hereto (the "Selling Shareholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Pactual Capital Corporation ("Pactual") and each of the other underwriters named in Schedule A hereto (collectively, the "International Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof) for whom Merrill Lynch and Pactual are acting as representatives (in such capacity, the "International Representatives"), with respect to the issue and sale by the Company and the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the International Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares ("ADSs"), each ADS representing three common shares, without par value, of the Company ("Common Shares"), set forth in Schedules A and B hereto, and with respect to the grant by the Company and the Selling Shareholders to the International Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof for the International Underwriters to purchase all or any part of - additional ADSs, to cover overallotments, if any. The aforesaid - ADSs (the "International Initial Securities") to be purchased by the International Underwriters and all or any part of the - ADSs subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities". The offer of the International Securities by the International Underwriters is hereinafter called the "International Offering".

      The Common Shares to be represented by ADSs are hereinafter referred to as the "Underlying Shares". The Underlying Shares are to be deposited pursuant to a deposit agreement (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and the owners and beneficial owners from time to time of the

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American Depositary Receipts ("ADRs") to be issued under the Deposit Agreement and evidencing the ADSs.

      It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "Brazilian Underwriting Agreement") providing for the sale by the Company and the Selling Shareholders in Brazil (the "Brazilian Offering") of an aggregate of - Common Shares (the "Brazilian Initial Securities") through arrangements with certain Brazilian underwriters named in that agreement (the "Brazilian Underwriters") for whom Banco Merrill Lynch de Investimentos S.A. and Banco Pactual S.A. are acting as coordinators (together, the "Brazilian Coordinators"). The Company and the Selling Shareholders have also granted an option to one of the Brazilian Underwriters to purchase up to an additional - Common Shares (the "Brazilian Option Securities" and together with the Brazilian Initial Securities, the "Brazilian Securities") to cover overallotments, if any. The closing of the International Offering contemplated by this Agreement is contingent upon the contemporaneous closing of the Brazilian Offering contemplated by the Brazilian Underwriting Agreement.

      The International Underwriters and the Brazilian Underwriters are hereinafter collectively called the "Underwriters", the International Initial Securities and the Brazilian Initial Securities are referred to collectively herein as the "Initial Securities", and the International Securities and the Brazilian Securities are hereinafter collectively called the "Securities". The International Offering and the Brazilian Offering are hereinafter collectively called the "Offerings". This Agreement and the Brazilian Underwriting Agreement are hereinafter collectively called the "Purchase Agreements". Unless the context otherwise requires, references to the "Securities" herein shall also constitute references both to the Common Shares and to the ADSs (and to the Underlying Shares). All references to "US dollars" or "$" herein are to United States dollars.

      The International Underwriters and the Brazilian Coordinators will concurrently enter into an agreement among syndicates of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

      The Company and the Selling Shareholders understand that the International Underwriters propose to make a public offering of the International Securities as soon as the International Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-1 (No. 333-118494), including the related preliminary prospectus or prospectuses, covering the registration of the Underlying Shares under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement also relates to the Brazilian Securities that are being registered solely for the purpose of their resale in the United States in such transactions as require registration under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Two forms of prospectus are to be used in

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connection with the offering and sale of the Securities: one relating to the
International Securities (the "Form of International Prospectus") and one, in Portuguese, relating to the offering and sale of the Brazilian Securities (the "Form of Brazilian Prospectus"). The information included in the Form of International Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits and any schedules thereto, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of Brazilian Prospectus, in the forms first furnished to the Underwriters for use in connection with the Offerings are herein called the "Prospectus" and the "Brazilian Prospectus", respectively. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-118760) and a related prospectus, which may be in the form of the ADR certificate, for registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement on Form F-6 for registration of the ADSs evidenced by ADRs, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, are hereinafter called the "ADR Registration Statement" and the "ADR Prospectus", respectively.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each International Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(d) hereof, and agrees with each International Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement, any Rule 462(b) Registration Statement and the ADR Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or the ADR Registration Statement and any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are

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      contemplated by the Commission, and any request on the part of the
      Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement thereto was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by (i) any International Underwriter through the International Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being agreed and understood that the only such information is that described as such in Section 7(b) hereof or (ii) any Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being agreed and understood that the only such information is that described in Section 7(a) hereof.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the International Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            At the time the ADR Registration Statement became effective and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Date of Delivery), the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, at the time the ADR Prospectus or any amendment or supplement thereto was issued and at the Closing Time (and, if any International Option Securities are purchased, at the relevant Date of Delivery), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not

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      misleading.

            (ii) Independent Accountants. Deloitte Touche Tohmatsu Auditores Independentes, independent auditors, and PricewaterhouseCoopers Auditores Independentes, independent auditors, which have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants in accordance with the accounting standards established by the Instituto dos Auditores Independentes do Brasil and the Conselho Federal de Contabilidade and as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statements. The Company's financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in shareholders' equity, changes in financial position and changes in cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared, in all material respects, in conformity with Law No. 6,404 (the "Corporation Law"), the rules and regulations issued by the Comissao de Valores Mobiliarios (the "CVM") and the accounting standards issued by the Instituto dos Auditores Independentes do Brasil -- IBRACON ("Brazilian Accounting Principles") applied on a consistent basis throughout the periods covered thereby, and contain all required reconciliations to United States generally accepted accounting principles ("U.S. GAAP"). The financial statements of Rio Grande Energia S.A. ("RGE") included in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of RGE and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in shareholders' equity, changes in financial position and changes of cash flow of RGE and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared, in all material respects, in conformity with Brazilian Accounting Principles applied on a consistent basis throughout the periods covered thereby. The supporting schedules included in the Registration Statement and the Prospectus present fairly in accordance with Brazilian Accounting Principles the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company's audited financial statements included in the Registration Statement and the Prospectus.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend, interest or

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      other distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v) Organization of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Federative Republic of Brazil ("Brazil"), and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement (together, the "Principal Agreements"), and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) Organization of Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Brazil, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, to the extent such ownership is disclosed in the Registration Statement and the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than such security interests, mortgages, pledges, liens and encumbrances disclosed in the Registration Statement and the Prospectus; and none of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only "subsidiaries" of the Company are the entities listed on Exhibit 21.1 to the Registration Statement. As used in this agreement, the term "subsidiaries" shall have the meaning ascribed to such term in the immediately preceding sentence.

            (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreements or pursuant to the exercise, or conversion, of the subscription rights held by the International Finance Corporation referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued in compliance with all applicable Brazilian laws and are fully paid and non-assessable; and none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to

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      purchase from the Company Common Shares or any other shares of capital stock of the Company or any of its subsidiaries nor are there any obligations of the Company to allot, issue or transfer, the Securities.

            (viii) Authorization of Purchase Agreements. Each of this Agreement and the Brazilian Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            (ix) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles and, with respect to enforceability in Brazil, subject to proper notarization and legalization of the Deposit Agreement with a Brazilian Consulate, registration with the appropriate Registry of Titles and Deeds in Brazil and translation into Portuguese by a sworn translator. The Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (x) Validity of ADRs. Upon the due and authorized issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement. The ADRs conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

            (xi) No Limitation on Vote, Transfer. Except as disclosed in the Registration Statement and the Prospectus, there are no limitations on the rights of holders of Common Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

            (xii) No Limitation on Payment of Dividends by the Company. Except as disclosed in the Registration Statement and the Prospectus, no approvals are currently required in Brazil in order for the Company to pay dividends, interest on company capital or other distributions declared by the Company to the holders of Common Shares, including the Depositary and, except as disclosed in the Registration Statement and the Prospectus, under current laws and regulations of Brazil and any political subdivision thereof, any amounts payable with respect to the Underlying Shares upon liquidation of the Company or upon redemption thereof and dividends, interest and other distributions declared and payable on the Underlying Shares may be paid by the Company to the Depositary in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Underlying Shares is registered with the Banco Central do Brasil (the "Central Bank"), and, except as

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      disclosed in the Registration Statement and the Prospectus, no such payments made to holders thereof or therein who are non-residents of Brazil will be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein as long as the investment in respect of the Underlying Shares is registered with the Central Bank.

            (xiii) No Limitation on Payment of Dividends or Transfer of Assets by Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary's capital stock, or from transferring any of such subsidiary's property or assets to the Company.

            (xiv) Authorization and Description of Securities. The Securities to be purchased by the International Underwriters and the Brazilian Underwriters from the Company have been duly authorized for issuance and sale to the International Underwriters pursuant to this Agreement and to the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement, respectively, and, when issued and paid for in accordance with this Agreement or the Brazilian Underwriting Agreement, as the case may be, and, in the case of the ADSs, the Deposit Agreement, will be validly issued, fully paid and non-assessable and will be issued free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities; the Common Shares carry, and the ADRs and the ADSs will carry, the rights and obligations described in the Prospectus, including statements under the captions "Description of Capital Stock" and "Description of American Depositary Shares" and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its estatuto social or other equivalent constitutive or organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, debenture, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not, singly or in aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of each of the Principal Agreements and the consummation of the transactions contemplated in each of the Principal Agreements and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the

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      Securities as described in the Prospectus under the caption "Use of
      Proceeds") and compliance by the Company with its obligations under each of the Principal Agreements have been duly authorized by all necessary corporate action and all required approvals from each applicable governmental or regulatory body have been received and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the estatuto social or other equivalent constitutive documents of the Company or any subsidiary or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

            (xvi) Arrangements with Directors, Executive Officers and Affiliates. There is no material indebtedness and no relationships or transactions between the Company on the one hand and its affiliates, officers or directors (or any person related to such officer or director including his/her spouse or infant children, or any company or undertaking in which he/she holds a controlling interest) or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Registration Statement and the Prospectus.

            (xvii) Absence of Labor Dispute. (A) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in the case of either (A) or (B), would result in a Material Adverse Effect.

            (xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary that is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might be reasonably likely to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the Brazilian Underwriting Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the

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      Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

            (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess or otherwise have the legal right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any stock exchange authority is necessary or required for the performance by the Company of its obligations under any of this Agreement, the Brazilian Underwriting Agreement or the Deposit Agreement in connection with the offering, issuance or sale of the Securities under this Agreement, the Brazilian Underwriting Agreement or the Deposit Agreement or the consummation of the transactions contemplated by any of this Agreement, the Brazilian Underwriting Agreement or the Deposit Agreement except for (A) such as have been already made or obtained under the 1933 Act or the 1933 Act Regulations; (B) the approval by the Banco Central do Brasil (the "Central Bank") and the CVM of the Deposit Agreement and qualification of the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, of the Conselho Monetario Nacional ("National Monetary Council"), which approval has been already made or obtained or will be obtained prior to the Closing Time;
      (C) the approval by the CVM of the offering of the Securities as contemplated by this Agreement and the Brazilian Underwriting Agreement;
      (D) the approval by the Central Bank of the payment of the fees, commissions and expenses pursuant to this Agreement and the Deposit Agreement, which approval has been already made or obtained or will be obtained prior to the Closing Time; (E) the registration of the corporate acts undertaken by the Company in connection with the International Offering and the Brazilian Offering with the Junta Comercial (Board of Commerce) of the State of Sao Paulo; (F) such as have been obtained under the laws and regulations of jurisdictions outside the United States and Brazil in which the International Securities are offered; (G) such as may be required under the securities or Blue Sky laws of the various states in the United States; and (H) such as have been already made to or obtained from The New York Stock Exchange (the "NYSE").

            (xxi) Absence of Manipulation. Neither the Company nor any director or affiliate of the Company has taken, nor will the Company or any director or affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (xxii) Conduct of Business; Possession of Licenses and Permits. The Company and each of its subsidiaries (A) has conducted and is conducting its business in compliance with all applicable laws, rules, regulations and industry codes of each jurisdiction in which its business is carried out, including without limitation, Law No. 8,987, dated February 13, 1995, Law No. 9,074, dated July 7, 1995, Law No. 10,438, dated April 26, 2002,
      Law No. 10,604, dated December 17, 2002, and Law No. 10,748, dated March 15, 2004, all as amended, and all orders, regulations, rules, codes or instruments issued or approved pursuant to the foregoing laws that apply to the Company and its subsidiaries, and the rules, regulations and policies of the Ministerio das Minas e Energia ("Ministry of Mines and Energy"), the Agencia Nacional de Energia Eletrica ("ANEEL") including, without limitation, Resolution No. 22, dated February 4, 1999, Resolution No. 63, dated May 12, 2004, and Resolution No. 444, dated October 26, 2001 (in each case as amended) and any other applicable Brazilian governmental agency or body (collectively, the "Electricity Regulations") and (B) possesses all such concessions, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate Brazilian federal, state, local or other regulatory agencies or bodies required for the authorization, execution and delivery by the Company of any of the Principal Agreements or necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect).

            (xxiii) No Changes in Legislation, Regulation or Policy. Except as disclosed in the Registration Statement and the Prospectus, there is (A) no legislation, regulation or policy, whether existing or proposed, of any Brazilian federal, state, local or other regulatory agency or body, nor
      (B) to the knowledge of the Company, is there any pending or threatened change in the Electricity Regulations, which would, in the case of (A) or
      (B), singly or in the aggregate, result in a Material Adverse Effect.

            (xxiv) Concession Contracts. (A) The Company's and each of its subsidiaries' concession contracts with ANEEL or any other governmental entity with power to represent the Brazilian federal government are in full force and effect, and have not been amended since the date of this Agreement, and (B) neither the Company nor any of its subsidiaries has received any notice of the termination of any of such contracts, or, except as disclosed in the Registration Statement and the Prospectus, of any adverse changes to tariff rates in effect as of the date of this Agreement, set by ANEEL, or by any other governmental entity with powers to set tariff rates, pursuant to the terms of such contracts; except, in the case of each of either (A) and (B), which would singly or in the aggregate, result in a Material Adverse Effect.

            (xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
      (A) are disclosed in the Prospectus and the Registration Statement, (B) specified in the concession agreement relating to such properties subject to a concession agreement or (C) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxvi) Sufficiency of Real Property Rights. The Company and its subsidiaries own, lease or have easements in, over, across, along or upon, all real property required by them to operate and carry on the electricity generation and distribution businesses described in the Registration Statement and the Prospectus as being carried on by them, except where the failure so to own, lease or have easements would not, singly or in the aggregate, result in a Material Adverse Effect.

            (xxvii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as contemplated in this Agreement and the Brazilian Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the U.S. Investment Company Act of 1940, as amended (the "1940 Act").

            (xxviii) PFIC Status. Neither the Company nor any of its subsidiaries is, and upon the sale of the Securities contemplated by this Agreement and the Brazilian Underwriting Agreement will not become, (A) a "passive foreign investment company" as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder or (B) a "foreign personal holding company" as defined in Section 522 of the Code.

            (xxix) Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any Brazilian federal, state or local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are, to the Company's knowledge, no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxx) Review of Effect of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it indemnifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approvals, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, except as disclosed in the Prospectus (exclusive of any amendment or supplement thereto), the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

            (xxxi) Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or with the CVM.

            (xxxii) Tax Returns. The Company and its subsidiaries have duly filed with the appropriate Brazilian taxing authorities all material tax returns, reports and other information required to have been filed by any of them up to the date hereof or have duly requested extensions thereof and all such returns, reports and other information are up to date, correct, and on a proper basis, and have paid all material taxes required to be paid by them and any related assessments, charges, levies, fines or penalties, except for any such taxes, assessments, charges, levies, fines or penalties that are being contested in good faith and by appropriate proceedings; and there is no known actual or proposed tax deficiency, assessment, charge, levy, fine or penalty against it as to which a reserve would be required to be established under Brazilian Accounting Principles which has not been so reserved or which is required to be disclosed in the Prospectus which has not been so disclosed and so far as the Company is aware, there are no facts or circumstances in existence which would reasonably be expected to give rise to any such deficiency, assessment, charge, levy, fine or penalty.

            (xxxiii) Accounting Procedures. The Company and each of its subsidiaries (A) makes, keeps and prepares books, records and accounts which fairly reflect transactions and dispositions of its assets and (B) has devised and maintained a system of internal and accounting controls which provide reasonable assurance that (I) transactions are executed in accordance with management's general or specific authorizations; (II) transactions are recorded as necessary to permit preparation of financial statements in conformity with Brazilian Accounting Principles; (III) accountability of assets is maintained, including regular reconciliations with existing assets and taking of appropriate action with respect to any differences; (IV) access to its assets is permitted only in accordance with management's general or specific authorizations; and (V) financial reports are prepared on a timely basis based on the transactions recorded pursuant to clause (II) above under Brazilian Accounting Principles. These reports provide the basis for the preparation of the Company's consolidated financial statements under Brazilian Accounting Principles and have been maintained in compliance with applicable laws.

            (xxxiv) Stamp Duty; Transfer Tax. No transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in Brazil by or on behalf of the International Underwriters to any Brazilian taxing authority in connection with (A) the issuance, sale and delivery by the Company or the Selling Shareholders to or for the account of the International Underwriters of the International Securities, (B) the initial sale and delivery by the International Underwriters of the International Securities to purchasers thereof, (C) the holding or transfer outside Brazil of the International Securities, (D) the deposit of the Underlying Shares with the Depositary and the issuance and delivery of the corresponding ADRs, or (E) the execution and delivery of any Principal Agreement, except withholding tax at the rate of 15% on fees and expenses payable to the International Underwriters, which may be payable at a rate of 10% by the Brazilian payor on payments made in connection with the provision of certain technical services potentially including the fees and expenses payable to the International Underwriters.

            (xxxv) Insurance. The business, undertakings, properties and assets of the Company and each of its subsidiaries are adequately insured against all such risks as are normally insured by persons carrying on similar businesses in Brazil as those carried on by the Company and any of its subsidiaries, as the case may be, and such insurances include all the insurances which the Company or any of its subsidiaries, as the case may be, are required under terms of any material lease or any material contract in respect of any of its properties to undertake and such insurances are in full force and effect and, so far as the Company is aware, there are no circumstances which would reasonably be expected to render any of such insurances void or voidable and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding or, to the knowledge of the Company, threatened and so far as the Company is aware, no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have (if due) been paid.

            (xxxvi) Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Brazil and will be honored by courts in Brazil. The Company has the power and authority to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a "New York Court"), and the Company has the power to designate, appoint and empower, and pursuant to Section 14 hereof, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 14 hereof) for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

            (xxxvii) Waiver of Immunity. Neither the Company, any of its subsidiaries nor any of its or their properties (except as specified in the concession agreement relating to such properties subject to a concession agreement), assets or revenues has any right of immunity under Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Brazilian Underwriting Agreement; and, to the extent that the Company, any of its subsidiaries or any of its or their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 hereof.

            (xxxviii) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be declared enforceable against the Company by Brazilian courts without reexamination of the merits of the case; provided that (A) it is for payment of a sum certain; (B) fulfills all formalities required for its enforceability under the laws of the country in which it was issued; (C) is issued by a competent court after service of process on the Company or after sufficient evidence of the Company's absence has been given, as required under applicable law; (D) is not subject to appeal; (E) is authenticated by a Brazilian consulate in the country in which it is issued and is accompanied by a sworn translation in Portuguese; and (F) is not contrary to Brazilian national sovereignty, public policy or public morality.

            (xxxix) Listing. The International Securities have been approved for listing on the NYSE, subject to notice of issuance, and the Brazilian Securities have been approved for listing on the Bolsa de Valores de Sao Paulo ("BOVESPA").

            (xl) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is using or has used any of the Company's or its subsidiaries corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; is making or has made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of applicable Brazilian law or of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made or is making any other unlawful payment.

      (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each International Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Underwriter, as follows:

            (i) Accurate Disclosure. To the knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and, to the knowledge of such Selling Shareholder, neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement and the Prospectus.

            (ii) Authorization of Agreements. Such Selling Shareholder has the power and authority, and all authorizations and approvals required by law,
      (A) to enter into this Agreement, the Brazilian Underwriting Agreement and the Power of Attorney (as defined herein), (B) to execute and deliver a letter of instruction (the "Letter of Instruction") directing Banco Bradesco S.A., as registrar of the Common Shares, to (I) transfer the Underlying Shares of such Selling Shareholder to the account of the Depositary in the manner set forth in the Prospectus and in accordance with the terms of the Deposit Agreement and this Agreement and (II) deposit such Underlying Shares with the Depositary pursuant to the Deposit Agreement and (C) to sell, transfer and deliver to the International Underwriters the International Securities and to the Brazilian Underwriters the Brazilian Securities to be sold by such Selling Shareholder in the manner contemplated by this Agreement and the Brazilian Underwriting Agreement, respectively.

            (iii) Due Execution of Purchase Agreements. This Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

            (iv) Due Execution of Power of Attorney and Letter of Instructions Power. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the International Representatives, the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby (the "Power of Attorney") and the Letter of Instructions; and the Attorneys-in-Fact, and each of them, is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(i) hereof or that may be required pursuant to Sections 6(o) and 6(p) hereof on behalf of such Selling Shareholder, to sell, assign and transfer to the International Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the International Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

            (v) Noncontravention. The execution and delivery of this Agreement, the Brazilian Underwriting Agreement, the Power of Attorney, the Letter of Instruction and the transfer of such Selling Shareholder's Underlying Shares pursuant to the Deposit Agreement to the account of the Depositary and sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated in this Agreement and in the Brazilian Underwriting Agreement and compliance by such Selling Shareholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Brazilian or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

            (vi) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any International Option Securities are purchased, on the relevant Date of Delivery, have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the Brazilian Underwriting Agreement; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in this Agreement and the Brazilian Underwriting Agreement, assuming each such Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code), each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind or adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.

            (vii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action that is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (viii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, or any stock exchange authority is necessary or required for the performance by such Selling Shareholder of its obligations under this Agreement, the Brazilian Underwriting Agreement, the Letter of Instruction or the Power of Attorney, or in connection with the sale and delivery of the Securities under this Agreement or the Brazilian Underwriting Agreement or the consummation of the transactions contemplated hereby or thereby, except for (A) such as have been already made or obtained under the 1933 Act or the 1933 Regulations, (B) the approval by the Central Bank and the CVM of the Deposit Agreement and qualification of the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, of the National Monetary Council, which approval has been already made or obtained or will be obtained prior to the Closing Time; (C) the approval by the CVM of the offering of the ADSs and the Securities as contemplated by this Agreement and the Brazilian Underwriting Agreement;
      (D) the approval of the Central Bank of the payment of fees, commissions and reimbursement of expenses pursuant to this Agreement and the Deposit Agreement, which approval has been already made or obtained or will be obtained prior to the Closing Time; (E) the registration of the corporate acts undertaken by such Selling Shareholder in connection with the International Offering and the Brazilian Offering with the Junta Comercial (Board of Commerce) of the State of Sao Paulo and the State of Rio de Janeiro, as the case may be; (F) such as have been obtained under the laws and regulations of jurisdictions outside the United States and Brazil in which the International Securities are offered; (G) such as may be required under the securities or Blue Sky laws of the various states in the United States; and (H) such as have been already made to or obtained from the NYSE.

            (ix) No Association with NASD. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD, Inc.), any member firm of the NASD, Inc. (the "NASD"), except as previously disclosed to the International Underwriters or their U.S. counsel.

            (x) Stamp Duty; Transfer Tax. No transaction, stamp, capital or other issuance, registration or transfer taxes or duties are payable in Brazil by or on behalf of the International Underwriters to any Brazilian taxing authority in connection with (A) the sale and delivery by such Selling Shareholder to or for the account of the International Underwriters of the International Securities, (B) the initial sale and delivery by the International Underwriters of the International Securities sold by such Selling Shareholder to purchasers thereof, (C) the holding or transfer outside Brazil of the International Securities sold by such Selling Shareholder,
      (D) the deposit of the Underlying Shares to be sold by such Selling Shareholder with the Depositary and the issuance and delivery of the corresponding ADRs, or (E) the execution and delivery of this Agreement or the Brazilian Underwriting Agreement, except withholding tax at the rate of 15% on fees and expenses payable to the International Underwriters, which may be payable at a rate of 10% by the Brazilian payor on payments made in connection with the provision of certain technical services potentially including the fees and expenses payable to the International Underwriters.

            (xi) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement would be declared enforceable against such Selling Shareholder by Brazilian courts without reexamination of the merits of the case; provided that (A) it is for payment of a sum certain; (B) fulfills all formalities required for its enforceability under the laws of the country in which it was issued; (C) is issued by a competent court after service of process on such Selling Shareholder or after sufficient evidence of such Selling Shareholder's absence has been given, as required under applicable law; (D) is not subject to appeal; (E) is authenticated by a Brazilian consulate in the country in which it is issued and is accompanied by a sworn translation in Portuguese; and (F) is not contrary to Brazilian national sovereignty, public policy or public morality.

      (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the International Representatives or to counsel for the International Underwriters shall be deemed a representation and warranty by the Company to each International Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the International Representatives or to counsel for the International Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the International Underwriters as to the matters covered thereby.

      SECTION 2. Sale and Delivery to the International Underwriters; Closing.

      (a) International Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each International Underwriter, severally and not jointly, and each International Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C hereto, that proportion of the number of International Initial Securities set forth in Schedule B hereto opposite the name of the Company or each Selling Shareholder, as the case may be, which the number of International Initial Securities set forth in Schedule A hereto opposite the name of such International Underwriter, plus any additional number of International Initial Securities which such International Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of International Initial Securities, subject, in each case, to such adjustments among the International Underwriters as the International Representatives in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

      (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, acting severally and not jointly, hereby grant an option to the International Underwriters, severally and not jointly, to purchase up to an additional - International Securities at the same price per ADS set forth in subsection (a). The option hereby granted will expire 30 calendar days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the International Initial Securities upon notice by the International Representatives to the Company and the Selling Shareholders setting forth the aggregate number of International Option Securities as to which the option is being exercised and the time and date of payment and delivery for such International Option Securities, as determined by the International Representatives. The Global Coordinator may reallocate International Option Securities between and among the syndicates of the Offerings in accordance with the Intersyndicate Agreement. If the option is exercised as to all or any portion of the International Option Securities, each of the International Underwriters, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of International Initial Securities set forth in Schedule A hereto opposite the name of such International Underwriter bears to the total number of International Initial Securities, provided that if the several International Underwriters elect to purchase less than all of the International Option Securities, the International Option Securities to be purchased will be allocated pro rata among the Company and each Selling Shareholder based on number of International Securities covered by the options granted by them pursuant to this Section 2(b), subject in each case to (A) any reallocation that the Global Coordinator may make with respect to International Option Securities among syndicates of the Offerings and (B) such adjustments among the International Underwriters as the International Representatives in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment and Delivery of ADRs. ADRs evidencing the International Securities purchased by the International Underwriters hereunder shall be delivered by the Company and the Selling Shareholders to the International Representatives through the facilities of The Depository Trust Company, New York, New York ("DTC"), for the respective accounts of the International Underwriters, against payment by or on behalf of such International Underwriters of the purchase price therefor by wire transfer in U.S. dollars in immediately available funds to accounts designated by the Company and the Selling Shareholders. It is understood that each International Underwriter has authorized the International Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Initial Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Underwriters, may (but shall not be obligated to) make payment of the purchase price for the International Initial Securities or the International Option Securities, if any, to be purchased by any International

Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Underwriter from its obligations hereunder.

      (d) Time and Date of Deliveries and Payments. The time and date of delivery of and payment for the International Initial Securities shall be at or about 9:30 a.m., New York City time on -, 2004 (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as the International Representatives and the Company may agree upon in writing (such time and date of payment and delivery being herein called the "Closing Time"). The time and date of delivery and payment with respect to the International Option Securities shall be at or about 9:30 a.m., New York City time on the date specified by the International Representatives in a written notice given by the International Representatives of an election by the International Underwriters' to purchase such International Option Securities, or such other time and date as the International Representatives and the Company may agree upon in writing. Any such time and date for delivery of and payment for the International Option Securities, if not the Closing Time, is herein called a "Date of Delivery".

      The documents to be delivered at the Closing Time or at any Date of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including any additional documents reasonably requested by the International Underwriters pursuant to Section 6(p) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at or about 9:30 a.m., New York City time, on the day of the Closing Time or the relevant Date of Delivery, as applicable.

      (e) Denominations; Registration. The ADR evidencing the International Securities shall be in such denominations and registered in such names as the International Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The form of ADR will be made available for examination and packaging by the International Representatives in the City of New York not later than 10:00 a.m., New York time, on the business day prior to the Closing Time or relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of the Company. The Company covenants with each International Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and will notify the International Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or to the ADR Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or to the ADR Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes of which the Company is aware. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the International Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or to the ADR Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the International Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the International Representatives or counsel for the International Underwriters reasonably object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the International Representatives and counsel for the International Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the International Representatives, without charge, a conformed copy of the Registration Statement and the ADR Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each International Underwriter, without charge, as many copies of each preliminary prospectus as each International Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Underwriter, without charge, prior to 5:00 p.m., New York City time on the day next succeeding the date of this Agreement and during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such International Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the International Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the International Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the International Underwriters or for the

Company, to amend the Registration Statement, the ADR Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances, existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement, the ADR Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADR Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the International Underwriters such number of copies of such amendment or supplement as the International Underwriters may reasonably request.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the International Securities for offering and sale under the applicable securities laws of such U.S. states and other jurisdictions as the International Representatives may reasonably designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, which period shall in no event be less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the International Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be necessary to complete the distribution of the International Securities.

      (g) Rule 158. The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the "1934 Act") as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect the listing of the International Securities on the NYSE and the Brazilian Securities on BOVESPA.

      (j) Restriction on Sale of Securities. During a period of 180 days after the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Pactual, directly or indirectly (i) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or ADSs or any security that constitutes the right to receive Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Common Shares or ADSs or file or cause to be filed with the Commission or the CVM any registration statement with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares or ADSs, whether any such swap or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise. Notwithstanding the foregoing, if: (1) during the last 17 days of the 180-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
(2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing shall not apply to (A) the Securities to be sold hereunder or under the Brazilian Underwriting Agreement;
(B) the issuance by the Company of ADSs or Common Shares upon the exercise of contractual rights disclosed in the Registration Statement and the Prospectus with International Finance Corporation; (C) the issuance by the Company of Common Shares in connection with special financing extended by Banco Nacional de Desenvolvimento Economico e Social - BNDES ("BNDES") to the Company or its subsidiaries in connection with the BNDES's program to recapitalize electricity distribution companies in Brazil (the "BNDES Recap Program"), including, without limitation, transactions involving conversion or exchange of debt into equity; and (D) the issuance by the Company of Common Shares in connection with acquisitions of other companies, provided that any recipient of such Common Shares (or any person that becomes entitled to any rights in connection with such Common Shares by virtue of such acquisition) expressly agrees in writing to comply with the restrictions contained in this paragraph for the period then remaining.

      (k) Other Documents. The Company will furnish to the Depositary and to holders of ADRs, directly or through the Depositary, such reports, documents and other information described in the Prospectus under the caption "Description of American Depositary Shares" in accordance with the procedures stated thereunder.

      (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

      (m) Submission of Documents. The Company agrees to timely file with the NASD, the NYSE, the Commission, the CVM, the Central Bank, BOVESPA and any other governmental or regulatory agency, authority or instrumentality in the United States and Brazil, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends, interest or other distributions on the Securities.

      (n) Stabilization and Manipulation. The Company agrees not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

      (o) Deposit of Underlying Shares. Prior to the Closing Time and each Date of Delivery, the Company will deposit or cause to be deposited the Underlying Shares to be sold by the Company with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered by the Company to the International Underwriters at such Closing Time or Date of Delivery are executed, countersigned and issued by the Depositary against receipt of such Underlying Shares and delivered to the International Underwriters at such Closing Time or Date of Delivery.

      (p) Deposit Agreement. The Company agrees to abide by the covenants set forth in the Deposit Agreement.

      SECTION 4. Covenants of the Selling Shareholders. In further consideration of the agreements of the International Underwriters herein contained, each of the Selling Shareholders, severally and not jointly, covenants with each International Underwriter as follows:

      (a) Underlying Shares. That the Underlying Shares to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters and that the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder or by operation of any law existing on the date hereof.

      (b) Deposit of Underlying Shares. Prior to the Closing Time and each Date of Delivery, such Selling Shareholder will deposit or cause to be deposited with the Depositary the Underlying Shares to be sold by it so that the ADRs evidencing the ADSs to be delivered by such Selling Shareholder to the International Underwriters at such Closing Time or Date of Delivery are executed, countersigned and issued by the Depositary against receipt of such Underlying Shares and delivered to the International Underwriters at such Closing Time or Date of Delivery.

      (c) Form W-8. To deliver to the International Representatives prior to the Closing Time a properly completed and executed Treasury Department Form W-8.

      (d) Restriction on Sale of Securities. During a period of 180 days after the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch and Pactual, directly or indirectly (i) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or ADSs or any security that constitutes the right to receive Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for or repayable with Common Shares or ADSs or file or cause to be filed with the Commission or the CVM any registration statement with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Shares or ADSs, whether any such swap or other agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise. Notwithstanding the foregoing, if: (1) during the last 17 days of the 180-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing shall not apply to (A) the Securities to be sold hereunder or under the Brazilian Underwriting Agreement;
(B) the loan of Common Shares made by such Selling Shareholder to one of the Brazilian Underwriters in connection with such Brazilian Underwriter's stabilization activities; (C) the loan of Common Shares made by such Selling Shareholder to Brazilian investors in connection with the first day of trading of Common Shares on the BOVESPA; (D) pledges or other security interests existing on the date of this Agreement, and identified in writing to Merrill Lynch and Pactual on or prior to the date of this Agreement, on Common Shares owned by such Selling Shareholder, which pledge or other security interest secures debt of such Selling Shareholder; provided, however, that to the extent such pledge or other security interest permits the holder of such pledge or security interest to receive such Common Shares in exchange or by way of conversion of such debt, such holder expressly agrees in writing to comply with the restrictions contained in this paragraph for the period then remaining; and
(E) pledges or other security interests granted by such Selling Shareholder on Common Shares in connection with special financing extended by BNDES to the Company or its subsidiaries in connection with the BNDES Recap Program, including, without limitation, transactions involving conversion or exchange of debt into equity.

      SECTION 5. Payment of Expenses.

      (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and of the ADR Registration Statement and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the delivery of the Underlying Shares to the Depositary, (v) the fees and disbursements of the Company's counsel, accountants and other advisors, (vi) the qualification of the International Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vii) the printing and delivery to the International Underwriters of copies of the Registration Statement and the ADR Registration Statement as originally filed with the Commission and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the fees and expenses of the Depositary, any transfer agent or registrar, and each custodian, if any, for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the fees and expenses incurred in connection with the listing of the International Securities on the NYSE and the Brazilian Securities on BOVESPA,
(xi) the filing fees in connection with the review by the NASD of the terms of the sale of the Securities, (xii) the filing, registration and clearance with the NASD in connection with the offering of the Securities, (xiii) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof) and (xiv) out-of-pocket expenses, including, without limitation, fees and disbursements of counsel, of the International Underwriters to the extent such out-of-pocket expenses which relate to the Offerings exceed US$1,000,000. It is understood, however, that except as provided in this Section and Section 7 hereof, the Underwriters will pay all of their costs and expenses, including, without limitation, stock transfer taxes payable on resale of any of the International Securities by them, any advertising expenses in connection with any offers they make and the expenses of the Underwriters incurred or relating to the road show.

      (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters and (ii) the fees and disbursements of their respective counsel and other advisors, to the extent the Company has not agreed to pay for such expenses referred to in this clause (ii).

      (c) Termination of Agreement. If this Agreement is terminated by the International Representatives in accordance with the provisions of Section 6,
Section 10(a)(i) or Section 12 hereof, the Company shall reimburse the International Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Underwriters.

      (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

      SECTION 6. Conditions of the International Underwriters' Obligations. The obligations of the several International Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, and the ADR Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

      (b) Opinion and Negative Assurance Letter of U.S. Counsel for Company and the Selling Shareholders. At Closing Time, the International Representatives shall have received the favorable opinion and negative assurance letter, each dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel for the Company and the Selling Shareholders, in form and substance satisfactory to counsel for the International Underwriters, together with signed or reproduced copies of such opinion for each of the other International Underwriters, to the effect set forth in Exhibits A-1 and A-2 hereto.

      (c) Opinion and Negative Assurance Letter of Brazilian Counsel for Company and the Selling Shareholders. At Closing Time, the International Representatives shall have received the favorable opinion and negative assurance letter, each dated as of such Closing Time, of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company and the Selling Shareholders, in form and substance satisfactory to counsel for the International Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits B-1 and B-2 hereto.

      (d) Opinion of Counsel for the Selling Shareholders. At Closing Time, the International Representatives shall have received the favorable opinions, each dated as of such Closing Time, of counsel for the Selling Shareholder, in form and substance satisfactory to counsel for the International Underwriters, together with signed or reproduced copies of such letter for each of the other International Underwriters, to the effect set forth in Exhibits C-1 through C-3 hereto.

      (e) Opinion and Negative Assurance Letter of U.S. Counsel for International Underwriters. At Closing Time, the International Representatives shall have received the favorable opinion and negative assurance letter, each dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, U.S. counsel for the International Underwriters, in form and substance satisfactory to the International Representatives, together with signed or reproduced copies of such letter for each of the other International Underwriters.

      (f) Opinion of Brazilian Counsel for International Underwriters. At Closing Time, the International Representatives shall have received the favorable opinion, dated as of such Closing Time, of Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the International Underwriters, in form and substance satisfactory to the International Representatives, together with signed or reproduced copies of such letter for each of the other International Underwriters.

      (g) Opinion of Counsel for Depositary. At Closing Time, the International Representatives shall have received the favorable opinion, dated as of such Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the International Underwriters, together with signed or reproduced copies of such letter for each of the other International Underwriters to the effect set forth in Exhibit D hereto.

      (h) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the International Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

      (i) Certificates of Selling Shareholders. At Closing Time, the International Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time.

      (j) Accountants' Comfort Letters. At the time of the execution of this Agreement, the International Representatives shall have received from each of Deloitte Touche Tohmatsu Auditores Independentes and PricewaterhouseCoopers Auditores Independentes a letter dated such date, in form and substance satisfactory to the International Representatives, together with signed or reproduced copies of such letter for each of the other International Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (k) Bring-down Comfort Letters. At Closing Time, the International Representatives shall have received from each of Deloitte Touche Tohmatsu Auditores Independentes and PricewaterhouseCoopers Auditores Independentes a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (l) Approval of Listing; Acceptance for Settlement. At Closing Time, (i) the International Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance, (ii) the listing of the Brazilian Securities on BOVESPA shall be in full force and effect and (iii) the International Securities shall have been accepted for settlement through the facilities of DTC.

      (m) Purchase of Brazilian Initial Securities. Contemporaneously with the purchase by the International Underwriters of the International Initial Securities under this Agreement, the Brazilian Underwriters shall have purchased the Brazilian Initial Securities under the Brazilian Underwriting Agreement.

      (n) Brazilian Governmental Approvals. The Company and the Selling Shareholders shall have received the approvals of the CVM and the Central Bank referred to in Sections 1(a)(xxi) and 1(b)(viii) hereof.

      (o) Conditions to Purchase of International Option Securities. In the event that the International Underwriters exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the International Representatives shall have received:

            (i) Officers' Certificates. A certificate, dated such Date of Delivery, of the chief executive officer or chief financial or accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(h) hereof remains true and correct as of such Date of Delivery.

            (ii) Certificates of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 6(i) hereof remains true and correct as of such Date of Delivery.

            (iii) Opinion of U.S. Counsel for Company. The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, United States counsel for the Company, in form and substance satisfactory to counsel for the International Underwriters, each dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

            (iv) Opinion of Brazilian Counsel for Company and the Selling Shareholders. The favorable opinion and of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, counsel for the Company and the Selling Shareholders, in form and substance satisfactory to counsel for the International Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

            (v) Opinion of Counsel for the Selling Shareholders. The favorable opinions of counsel for each of the Selling Shareholders, in form and substance satisfactory to counsel for the International Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 6(d) hereof.

            (vi) Opinion and Negative Assurance Letter of U.S. Counsel for Underwriters. The favorable opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, United States counsel for the International Underwriters, in form and substance satisfactory to the International Underwriters, each dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(e) hereof.

            (vii) Opinion of Brazilian Counsel for Underwriters. The favorable opinion of Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the International Underwriters, in form and substance satisfactory to the International Underwriters, dated such Time of Delivery, relating to the International Option Securities to be purchased on such Time of Delivery and otherwise to the same effect as the opinion required by
      Section 6(f) hereof.

            (viii) Opinion of Counsel for Depositary. The favorable opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the International Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(g) hereof.

            (ix) Bring-down Comfort Letters. A letter from each of Deloitte Touche Tohmatsu Auditores Independentes and PricewaterhouseCoopers Auditores Independentes in form and substance satisfactory to the International Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the International Underwriters pursuant to Section 6(k) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

      (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the International Representatives and counsel for the International Underwriters.

      (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, the Deposit Agreement, or, in the case of any condition to the purchase of International Option Securities at a Date of Delivery which is after the Closing Time, the obligations of the several International Underwriters to purchase the relevant International Option Securities, may be terminated by the International Representatives by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 13, 14 and 15 shall survive any such termination and remain in full force and effect.

      SECTION 7. Indemnification.

      (a) Indemnification of the International Underwriters. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each International Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the ADR Registration Statement or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by Merrill Lynch and Pactual), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter through the International Representatives expressly for use in the Registration Statement and the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and; provided, further, however, that such indemnity from any Selling Shareholder shall only pertain to information furnished by such Selling Shareholder for use in the Registration Statement and the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by such Selling Shareholder consists of information relating to such Selling Shareholder in the Prospectus under the caption "Principal and Selling Shareholders".

      (b) Indemnification of the Company, Directors and Officers and Selling Shareholders. Each International Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and the ADR Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder, and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement and the ADR Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the International Representatives expressly for use in the Registration Statement and the ADR Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any International Underwriter consists of the following information in the Prospectus furnished on behalf of each International Underwriter: the information contained in the seventh, fifteen, eighteenth, twentieth, twenty-second, twenty-third, twenty-fourth, twenty-seventh and twenty-eighth paragraphs under the caption "Underwriting".

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Pactual, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

      SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters on the other hand from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

      The relative fault of the Company and the Selling Shareholders on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 8, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 8, each person, if any, who controls an International Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act and each International Underwriter's Affiliates and selling agents shall have the same rights to contribution as such International Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and the ADR Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The International Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of International Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

      SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any International Underwriter or its Affiliates or selling agents, any person controlling any International Underwriters, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and shall survive delivery and payment for the International Securities.

      SECTION 10. Termination of Agreement.

      (a) Termination; General. The International Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Brazil or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or U.S. or Brazilian currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the International Representatives, impracticable or inadvisable to market the International Securities or to enforce contracts for the sale of the International Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the CVM, the NYSE or BOVESPA, or if trading generally on the American Stock Exchange, the NYSE or BOVESPA or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD, the CVM or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (iv) if a banking moratorium has been declared by Brazilian, U.S. federal or New York authorities, or (v) if there is a change, or an official announcement by a competent authority of a prospective change, in Brazilian or U.S. taxation adversely affecting the Company, the Securities or the transfer thereof.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided, further, that Sections 1, 7, 8, 9, 13, 14 and 15 shall survive such termination and remain in full force and effect.

      SECTION 11. Default by One or More of the International Underwriters. If one or more of the International Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the International Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the International Representatives shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Underwriters, or

      (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Underwriters to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International

Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting International Underwriter from liability in respect of its default.

      In the event of any such default that does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after Closing Time, that does not result in a termination of the obligation of the International Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant International Option Securities, as the case may be, either the International Representatives or the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the ADR Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Underwriters" includes any person substituted for a International Underwriter under this Section 11.

      SECTION 12. Default by one or more of the Selling Shareholders or the Company.

      (a) Default by One or More of the Selling Shareholders. If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities that such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the International Underwriters may, at option of the International Representatives, by notice from the International Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5, 7, 8, 9, 13, 14 and 15 shall remain in full force and effect or (b) elect to purchase the Securities that the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 12 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

      In the event of a default by any Selling Shareholder as referred to in this Section 12, each of the International Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      (b) Default by Company. If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5, 7, 8, 9, 13, 14 and 15 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

      SECTION 13. Waiver of Immunities. To the extent that the Company, the Selling Shareholders or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or the Selling Shareholders, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Brazilian, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or the Selling Shareholders, or any other matter under or arising out of or in connection with, the Principal Agreements or any of them, the Company and the Selling Shareholders hereby irrevocably and unconditionally waive or will waive such right to the extent permitted by law, and agree not to plead or claim, any such immunity and consents to such relief and enforcement.

      SECTION 14. Consent to Jurisdiction; Appointment of Agent for Service of Process.

      (a) Consent to Jurisdiction. The Company and the Selling Shareholders, by their execution and delivery of this Agreement, hereby irrevocably consent and submit to the nonexclusive jurisdiction of any New York Court in personam generally and unconditionally in respect of any such suit or proceeding.

      (b) Appointment of Agent for Service of Process. The Company and the Selling Shareholders further, by their execution and delivery of this Agreement, irrevocably designate, appoint and empower CT Corporation System, 111 Eighth Avenue, New York, New York as their designee, appointee and authorized agent (the "Authorized Agent") to receive for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or Selling Shareholders, respectively, with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on the Authorized Agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as the Authorized Agent shall become effective immediately without any further action on the part of the Company or the Selling Shareholders. Each of the Company and the Selling Shareholders represents to each International Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same. The Company and Selling Shareholders further agree that, to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process) and written notice of said service to the Company or Selling Shareholders pursuant to Section 16, shall be deemed in every respect effective service of process upon the Company or Selling Shareholders, respectively, in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company and Selling Shareholders agree to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section 14 reasonably satisfactory to the International Representatives. The Company and Selling Shareholders further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or Selling Shareholders, respectively, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or Selling Shareholders, respectively, at the addresses specified in or designated pursuant to this Agreement. The Company and Selling Shareholders agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the International Underwriters and the other persons referred to in Sections 7 and 8 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Selling Shareholders or bring actions, suits or proceedings against the Company or Selling Shareholders in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and Selling Shareholders hereby irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any New York Court and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

      SECTION 15. Judgment Currency. The Company and the Selling Shareholders agree to indemnify each International Underwriter and each person, if any, who controls such International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each International Underwriter severally agrees to indemnify the Company, its directors, each of its officers who signed the Registration Statement and the ADR Registration Statement, the Selling Shareholders and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any loss incurred, as incurred, as a result of any judgment being given in connection with this Agreement, the Prospectus, the Registration Statement or the ADR Registration Statement for which indemnification is provided by such person pursuant to Section 7 of this Agreement and any such judgment or order being paid in a currency (the "Judgment Currency") other than U.S. dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange at which the indemnified party is first able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified party. If, alternatively, the indemnified party receives a profit as a result of such currency conversion, it will return any such profits to the indemnifying party (after taking into account any taxes or other costs arising in connection with such conversion and repayment). The foregoing indemnity shall constitute a separate and independent, several and not joint, obligation of the Company, the Selling Shareholders and the International Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

      SECTION 16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Underwriters shall be directed to the International
Representatives care of Merrill Lynch & Co., Merrill Lynch, Pierce Fenner &

Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1201, attention of Equity Capital Markets with a copy to Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, California 94304, USA, Attention:
William B. Brentani; notices to the Company shall be directed to it at Rodovia Campinas Mogi - Mirim km 2.6 CP 1408, CEP 13088-900 Campinas, Sao Paulo, Brasil, attention of Jose Antonio de Almeida Filippo with a copy to Cleary, Gottlieb, Steen & Hamilton, 1 Liberty Plaza, New York, New York 10006, USA, Attention:
Nicolas Grabar; and notices to the Selling Shareholders shall be directed to them at, (i) in the case of VBC Energia S.A., Av. Engenheiro Luis Carlos Berrini, No. 1.297/1.307, 14 andar CEP 04571-010, Sao Paulo, SP, Brasil, attention of Ramon Perez Arias Filho, (ii) in the case of 521 Participacoes S.A., Rua Senador Dantas, No. 105, 28 andar, CEP 20031-201, Rio de Janeiro, RJ, Brasil, attention of Jose Ricardo do Carmo, and (iii) in the case of Bonaire Participacoes S.A., Av. Almirante Barroso, No. 52, 33 andar, CEP 20031-000, Rio de Janeiro, RJ, Brasil, attention of Carlos Eduardo Reich and Martin R. Glogowsky.

      SECTION 17. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same Agreement.

      SECTION 21. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 22. Taxes. All payments to be made by the Company and the Selling Shareholders under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts by Brazil or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company and the Selling Shareholders will increase the amount paid so that the full amount of such payment is received by the International Underwriters.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Attorneys-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                                Very truly yours,

                                CPFL ENERGIA S.A.

                                By:_____________________________________

                                   Name:
                                   Title:

                                By:_____________________________________
                                   Name:
                                   Title:

                                VBC ENERGIA S.A.

                                By:_____________________________________
                                   Name:
                                   Title:

                                By:_____________________________________
                                   Name:
                                   Title:

                                521 PARTICIPACOES S.A.

                                By:_____________________________________
                                   Name:
                                   Title:

                                By:_____________________________________
                                   Name:
                                   Title:

                                BONAIRE PARTICIPACOES S.A.

                                By:_____________________________________
                                   Name:
                                   Title:

                                By:_____________________________________
                                   Name:
                                   Title:

CONFIRMED AND ACCEPTED,
      as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
PACTUAL CAPITAL CORPORATION

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED

By:____________________________________
            Authorized Signatory

For themselves and as International Representatives of the other International Underwriters named in Schedule A hereto

STATE OF NEW YORK    )
                     : ss.
COUNTY OF NEW YORK   )

            On this ____ the day of -, 2004, before me, a notary public within and for said county, personally appeared - and -, to me personally known who being duly sworn, did say that such persons are - and -, respectively, and authorized signatories of CPFL Energia S.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

                                   ____________________________________________

[NOTARIAL SEAL]

STATE OF NEW YORK    )
                     : ss.
COUNTY OF NEW YORK   )

            On this ____ the day of -, 2004, before me, a notary public within and for said county, personally appeared - and -, to me personally known who being duly sworn, did say that such persons are - and -, respectively, and authorized signatories of VBC Energia S.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

                                   ____________________________________________

[NOTARIAL SEAL]

STATE OF NEW YORK    )
                     : ss.
COUNTY OF NEW YORK   )

            On this ____ the day of -, 2004, before me, a notary public within and for said county, personally appeared - and -, to me personally known who being duly sworn, did say that such persons are - and -, respectively, and authorized signatories of 521 Participacoes S.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

                                   ____________________________________________

[NOTARIAL SEAL]

STATE OF NEW YORK    )
                     : ss.
COUNTY OF NEW YORK   )

            On this ____ the day of -, 2004, before me, a notary public within and for said county, personally appeared - and -, to me personally known who being duly sworn, did say that such persons are - and -, respectively, and authorized signatories of Bonaire Participacoes S.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

                                   ____________________________________________

[NOTARIAL SEAL]

STATE OF NEW YORK    )
                     : ss.
COUNTY OF NEW YORK   )

            On this ____ the day of -, 2004, before me, a notary public within and for said county, personally appeared -, to me personally known who being duly sworn, did say that such person is an authorized signatory of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

                                   ____________________________________________

[NOTARIAL SEAL]

                                   Schedule A

                       LIST OF INTERNATIONAL UNDERWRITERS

                                                         Number of International
                                                          Initial Securities
Name of International Underwriter                         (in the form of ADSs)
---------------------------------                         ---------------------
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
Pactual Capital Corporation

Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
                                                              -------------
Total.......................................
                                                              =============

                                    Sch A-1

                                   Schedule B

                    LIST OF COMPANY AND SELLING SHAREHOLDERS

                                          Number of International Initial          Maximum Number of International
                                             Securities to be Sold to                 Option Securities Be Sold
                                             ------------------------                 -------------------------
CPFL Energia S.A.
VBC Energia S.A.
521 Participacoes S.A.
Bonaire Participacoes S.A.                   -------------------                        ---------------------
Total..............................

                                    Sch B-1

                                   Schedule C

                                 OFFERING PRICE

                                CPFL ENERGIA S.A.

            - American Depositary Shares, each representing three Common Shares

            1. The initial public offering price per share for the ADSs, determined as provided in Section 2, shall be US$-.

            2. The purchase price per share for the ADSs to be paid by the several Underwriters shall be US$-, being an amount equal to the initial public offering price set forth above less US$- per share.

                                     Sch C-1

                                                                     EXHIBIT A-1

                    FORM OF OPINION OF COMPANY'S U.S. COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 6(b)

                                 [Letterhead of
                       CLEARY, GOTTLIEB, STEEN & HAMILTON]

Writer's Direct Dial: (212) 225-2414
E-Mail: ngrabar@cgsh.com

                                                         [-], 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Pactual Capital Corporation
     as International Representatives of the
     several International Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
     North Tower
     World Financial Center
     New York, New York 10281-1201
Ladies and Gentlemen:

            We have acted as special United States counsel to CPFL Energia S.A., a Brazilian corporation (sociedade anonima) (the "Company"), and the selling shareholders named in Schedule B to the International Purchase Agreement (as defined below) (the "Selling Shareholders") in connection with the offering by the Company and the Selling Shareholders pursuant to a registration statement on Form F-1 (No. 333-118494) of an aggregate of [-] American Depositary Shares (the "ADSs"), each representing three common shares (the "Common Shares") of the Company. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is herein called the "Registration Statement," and the related prospectus, as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)([-]) under the Securities Act, is herein called the "Prospectus." The ADSs will be evidenced by American Depositary Receipts (the "ADRs") issued pursuant to a deposit agreement, dated as of [-], 2004 (the "Deposit Agreement"), among the Company, The Bank of New York, as depositary (the "Depositary"), and all owners and beneficial owners from time to time of ADRs. This opinion letter is furnished pursuant to Section 6(b) of the international purchase agreement dated [-], 2004 (the "International Purchase Agreement") among the Company, the Selling Shareholders and the several international underwriters named in Schedule A thereto (the "International Underwriters").

            In arriving at the opinions expressed below, we have reviewed the following documents:

                                    Ex A-1-1

            (a)   an executed copy of the International Purchase Agreement;

            (b)   the Registration Statement;

            (c) the registration statement of the Company on Form F-6, as amended (File No. 333-118760), for the registration of the ADSs under the Securities Act;

            (d)   the Prospectus;

            (e)   an executed copy of the Deposit Agreement;

            (f)   a form of the ADR attached to the Deposit Agreement; and

            (g) the documents delivered to you by the Company and the Selling Shareholders at the closing pursuant to the International Purchase Agreement.

            In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and the Selling Shareholders and such other instruments and other certificates of public officials, officers and representatives of the Company and the Selling Shareholders and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Selling Shareholders in the International Purchase Agreement) and (ii) that the ADRs conform to the form thereof that we have reviewed.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1. The International Purchase Agreement has been duly executed and delivered by the Company and each Selling Shareholder under the law of the State of New York and is a valid, binding and enforceable agreement of the Company and each Selling Shareholder (except that we express no opinion with respect to Sections 7 and 8 of the International Purchase Agreement providing for indemnification and contribution).

            2. The Deposit Agreement has been duly executed and delivered by the Company under the law of the State of New York and is a valid, binding and enforceable agreement of the Company (except that we express no opinion with respect to Section 5.8 of the Deposit Agreement providing for indemnification) and upon due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Common Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and
                                    Ex A-1-2
the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

            3. The deposit of the Common Shares and the issuance of the ADRs pursuant to the Deposit Agreement and the sale of the ADSs to the International Underwriters pursuant to the International Purchase Agreement do not, and the performance by the Company of its obligations in the International Purchase Agreement and the Deposit Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such deposit, issuance, sale or performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such deposit, issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

            4. The performance by each of the Selling Shareholders of its obligations in the International Purchase Agreement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such performance, except such as have been obtained or effected under the Securities Act and the Exchange Act (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

            5. The statements set forth under the heading "Description of American Depositary Shares" in the Prospectus, insofar as such statements purport to summarize certain provisions of the ADSs and the Deposit Agreement, provide a fair summary of such provisions, and the statements made in the Prospectus under the heading "Taxation--Certain United States Federal Income Tax Consequences," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the ADSs.

            6. Under the laws of the State of New York relating to submission to jurisdiction, the Company, pursuant to Section 14 of the International Purchase Agreement and Section 7.8 of the Deposit Agreement, has (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York, in any action arising out of or related to the International Purchase Agreement or the Deposit Agreement, as applicable, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (iii) validly appointed CT Corporation System as its initial authorized agent for the purpose described in Section 14 of the International Purchase Agreement and Section 7.8 of the Deposit Agreement; and service of process effected in the manner set forth in Section 14 of the International Purchase

                                    Ex A-1-3

Agreement and Section 7.8 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in any such action.

            7. Under the laws of the State of New York relating to submission to jurisdiction, each of the Selling Shareholders, pursuant to Section 14 of the International Purchase Agreement, has (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York, in any action arising out of or related to the International Purchase Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any such court, and (iii) validly appointed CT Corporation System as its initial authorized agent for the purpose described in Section 14 of the International Purchase Agreement; and service of process effected in the manner set forth in Section 14 of the International Purchase Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in any such action.

            8. No registration of the Company under the Investment Company Act of 1940, as amended, is required for the offer and sale of the ADSs by the Company in the manner contemplated by the International Purchase Agreement and the Prospectus.


            9. Assuming that (a) The Depository Trust Company ("DTC") is a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code (as in effect in the State of New York, the "UCC") and (b) each of the International Underwriters acquires its interest in the ADSs it has pruchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each International Underwriter that has purchased ADSs from a Selling Shareholder, made payment therefor pursuant to the International Purchase Agreement and had such ADSs credited to a securities account of such International Underwriter maintained with DTC will have acquired a securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such securities, and no action based on an adverse claim may be asserted against such International Underwriter with respect to such security entitlement.


            Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Selling Shareholders, (a) we have assumed that the Company, each Selling Shareholder and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company or the Selling Shareholders regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and
(c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

            We express no opinion as to the enforceability of Section 13 of the International Purchase Agreement or Section 7.9 of the Deposit Agreement to the extent that the waivers of immunity set forth therein purport to apply to any immunity to which the Company or the Selling Shareholders, as the case may be, may become entitled after the date thereof.

                                    Ex A-1-4

            With respect to our opinion in paragraph 2 above, we express no view on the Depositary's or any other person's title or other rights, if any, in or to the Common Shares.

            The foregoing opinions are subject to the following qualifications:
(i) we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist , (ii) we express no opinion as to the enforceability of Section 15 of the International Purchase Agreement relating to currency indemnity and (iii) we note that the designation in Section 14 of the International Purchase Agreement and Section
7.8 of the Deposit Agreement of any U.S. federal court sitting in the Borough of Manhattan, the City and State of New York as a venue for actions or proceedings relating to the International Purchase Agreement or the Deposit Agreement, as applicable, is (notwithstanding the waivers in such provisions) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. Section 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

            The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

            We are furnishing this opinion letter to you, as International Representatives of the International Underwriters, solely for the benefit of the International Underwriters in their capacity as such in connection with the offering of the ADSs. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that the opinions in paragraphs 2, 3 and 8 (subject to the related assumptions and qualifications) may be relied upon by the Depositary in its capacity as such. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                         Very truly yours,

                                         CLEARY, GOTTLIEB, STEEN & HAMILTON

                                         By ____________________________________
                                                 Nicolas Grabar, a Partner

                                    Ex A-1-5

                                                                     EXHIBIT A-2

          FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY'S U.S. COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 6(b)

                                 [Letterhead of
                       CLEARY, GOTTLIEB, STEEN & HAMILTON]

Writer's Direct Dial: (212) 225-2414
E-Mail: ngrabar@cgsh.com

                                                                  [-], 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Pactual Capital Corporation
     as International Representatives of the
     several International Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
     North Tower
     World Financial Center
     New York, New York 10281-1201

Ladies and Gentlemen:

            We have acted as special United States counsel to CPFL Energia S.A., a Brazilian corporation (sociedade anonima) (the "Company"), and the selling shareholders named in Schedule B to the International Purchase Agreement (as defined below) (the "Selling Shareholders") in connection with the offering by the Company and the Selling Shareholders pursuant to a registration statement on Form F-1 (No. 333-118494) of an aggregate of [-] American Depositary Shares (the "ADSs"), each representing three common shares (the "Common Shares") of the Company. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is herein called the "Registration Statement," and the related prospectus, as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)([-]) under the Securities Act, is herein called the "Prospectus." In addition, we have acted as special United States counsel to the Company in connection with the preparation and filing with the Commission under the Securities Act of a registration statement on Form F-6 (No. 333-118760) relating to the offer and sale by the Company of the ADSs evidenced by American Depositary Receipts. Such registration statement, as amended when it became effective (but not including the exhibits filed as a part thereof or incorporated by reference therein), is herein called the "F-6 Registration Statement." This letter is furnished to you pursuant to Section 6(b) of the international purchase agreement dated [-], 2004 (the "International Purchase Agreement") among the Company, the Selling

                                    Ex A-2-1

Shareholders and the several international underwriters named in Schedule A thereto (the "International Underwriters").

            Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the F-6 Registration Statement and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the F-6 Registration Statement or the Prospectus (except to the extent expressly set forth in numbered paragraph 5 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

            However, in the course of our acting as special United States counsel to each of the Company and the Selling Shareholders in connection with its preparation of the Registration Statement, the F-6 Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company and the Selling Shareholders, representatives of the independent public accountants for the Company, representatives of Brazilian counsel to the Company and the Selling Shareholders, your representatives and representatives of your United States and Brazilian counsel, during which conferences and conversations the contents of the Registration Statement, the F-6 Registration Statement and the Prospectus and related matters were discussed, and we reviewed certain records and documents furnished to us by the Company and the Selling Shareholders.

            Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

                  (a) The Registration Statement and the F-6 Registration Statement (except, in each case, the financial statements and schedules and other financial data included therein, as to which we express no view), at the time they became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. In addition, we do not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement or the F-6 Registration Statement or required to be described in the Registration Statement, the F-6 Registration Statement or the Prospectus that are not filed or described as required.

                  (b) No information has come to our attention that causes us to believe that the Registration Statement or the F-6 Registration Statement (except, in each case, the financial statements and schedules and other financial data included therein, as to which we express no view), at the time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    Ex A-2-2

                  (c) No information has come to our attention that causes us to believe that the Prospectus (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) the Registration Statement and the F-6 Registration Statement are effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened, by the Commission.

            We are furnishing this letter to you, as International Representatives of the International Underwriters, solely for the benefit of the International Underwriters in their capacity as such in connection with the offering of the ADSs. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

                                           Very truly yours,

                                           CLEARY, GOTTLIEB, STEEN & HAMILTON

                                           By __________________________________
                                                  Nicolas Grabar, a Partner

                                    Ex A-2-3

                                                                     EXHIBIT B-1

                 FORM OF OPINION OF COMPANY'S BRAZILIAN COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 6(c)

   [Letterhead of MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS]

                                                  Sao Paulo, September [-], 2004




Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Pactual Capital Corporation
and the other several international underwriters (the "International Underwriters") named in Schedule A to the International Purchase Agreement referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1201



Ladies and Gentlemen:

1. We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as special Brazilian counsel to CPFL Energia S.A. (the "Company"), VBC Energia S.A. ("VBC"), 521 Participacoes S.A. ("521") and Bonaire Participacoes S.A. ("Bonaire" and together with VBC and 521, the "Selling Shareholders"), each a corporation organized under the laws of Brazil, in connection with the public offering and sale by the Company and the Selling Shareholders an aggregate of [o] of American Depositary Shares (the "ADSs"), each representing three acoes ordinarias of the Company, without par value ("Common Shares"), and an aggregate of [o] additional American Depositary Shares (the "Optional ADSs") to be sold by the Company and the Selling Shareholders in connection with the over-allotment option, if exercised, pursuant to the international purchase agreement (the "International Purchase Agreement") dated [o], 2004 among the Company, the Selling Shareholders and the International Underwriters.

2. This opinion is being furnished to you pursuant to Section 6(c) of the International Purchase Agreement.




                                    Ex B-1-1

3. Except as otherwise provided herein, expressions defined or to which meaning has been assigned in the International Purchase Agreement have the same meanings when used in this opinion.

4. For the purposes of giving this opinion we have examined and/or relied upon copies of the following documents:

         (i)      an executed copy of the Brazilian Underwriting Agreement;

         (ii)     an executed copy of the International Purchase Agreement;

         (iii)    an executed copy of the Deposit Agreement;

         (iv)     a copy of the Registration Statement;

         (v)      a copy of the Prospectus and Brazilian Prospectus;

         (vi)     a copy of the Company's estatuto social (the "Company's
                  By-Laws");

         (vii) such other documents, corporate documents, stock transfer books and registers, corporate records, contracts and certificates of officers of the Company and of the Selling Shareholders, furnished to us by the Company and the Selling Shareholders, as we may have considered necessary or desirable to examine for the purpose of giving this opinion.

         Unless otherwise indicated herein, the documents referred to in items
         (i) to (iii) above are collectively referred to as the "Transaction Documents".

5. We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York and do not express or imply any opinion on such laws. In relation to all matters of United States federal and New York State laws, we understand that you are relying on the opinion of Cleary, Gottlieb, Steen & Hamilton, the United States counsel for the Company and the Selling Shareholders, dated as of the date hereof and delivered pursuant to Section 6(b) of the International Purchase Agreement.

                                    Ex-B-1-2

6. The phrase expressed in the opinions contained in subparagraph 9(v) below to the effect that no holder of shares issued by the Company shall be subject to personal liability solely by reason of being such a holder shall be deemed to refer only to personal liability for the debts of the Company and to no other liability whatsoever.

7.       In giving this opinion, we have made the following assumptions:

         (i) that all documents submitted to us in draft form or as facsimile or copy or specimen documents conform to their originals;

         (ii)     that all documents submitted to us as originals are authentic;

         (iii) that the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

         (iv) that the Transaction Documents have been validly authorized, executed and delivered by all parties thereto (other than the Company and the Selling Shareholders);

         (v) the capacity, power and authority of, and the fulfillment of all internal authorization procedures by, each of the parties to the Transaction Documents, other than the Company and the Selling Shareholders, to execute, deliver and perform its respective obligations in respect of the Transaction Documents;

         (vi) that each of the parties to the Transaction Documents, other than the Company and the Selling Shareholders, has been duly organized and established and is validly existing at the date of execution of the Transaction Documents;

         (vii) that each of the parties to the Transaction Documents, other than the Company and the Selling Shareholders, has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such Transaction Documents to which it is a party;

         (viii) that except as specifically otherwise mentioned there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein;


                                    Ex-B-1-3

         (ix) that the Transaction Documents constitute legal, valid and binding obligations of each of the parties thereto, other than the Company and the Selling Shareholders, enforceable against each of the parties thereto in accordance with their terms; and

         (x) the validity and enforceability under the law of any jurisdiction other than Brazil of those of the Transaction Documents as are expressed to be subject to the law of such other jurisdiction and, insofar as any obligation expressed to be incurred under any of the documents is to be performed in or is otherwise subject to any jurisdiction outside Brazil, such performance will not be unlawful under the laws of that jurisdiction.

8. As to matters of fact, we have relied upon the representations and warranties made in the Transaction Documents by the Company and the Selling Shareholders or certificates of public officials and authorized officers of the Company and the Selling Shareholders on behalf of the Company and the Selling Shareholders, respectively.

9. Based on the above assumptions and subject to the reservations, qualifications and explanations set forth below, we are of the opinion that:

         (i) The Company and each subsidiary of the Company (as defined in item 9(iv) below) has been duly organized and is validly existing as a corporation (sociedade por acoes) in good standing under the laws of Brazil with corporate power and authority under such laws to own, lease and operate its properties and conduct its business in Brazil as described in the Prospectus, except to the extent that the failure to be in good standing, would not, singly or in the aggregate, have a Material Adverse Effect.

         (ii) Each Selling Shareholder has been duly organized and is validly existing as a corporation (sociedade por acoes) in good standing under the laws of Brazil with corporate power and authority under such laws to own, lease and operate its properties and conduct its business in Brazil, except to the extent that the failure to be in good standing, would not, singly or in the aggregate, have a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of such Selling Shareholder, whether or not arising in the ordinary course of business.

         (iii) The Selling Shareholders own, and on the Closing Time will own, the Common Shares to be sold by the Selling Shareholders pursuant to the International Purchase Agreement and the Brazilian Underwriting Agreement free and clear of all security interests, mortgages, pledges, claims, liens or encumbrances and has, and on the Closing Time will have, the legal right and power to enter into the International Purchase Agreement and the

                                    Ex-B-1-4

                  Brazilian Underwriting Agreement and to sell, transfer and deliver the Common Shares to be sold by the Selling Shareholders.

         (iv) All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, to the extent such ownership is disclosed in the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than such security interests, mortgages, pledges, liens and encumbrances disclosed in the Prospectus; and none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only "subsidiaries" of the Company are the entities listed on Exhibit 21.1 to the Registration Statement. As used in this opinion letter, the term "subsidiaries" shall have the meaning ascribed to such term in the immediately preceding sentence.

         (v) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus. All the shares of capital stock of the Company (including the Common Shares evidenced by ADSs and all other Common Shares to be sold by each Selling Shareholder) outstanding prior to the issuance of the Common Shares to be sold by the Company pursuant to the International Purchase Agreement and the Brazilian Underwriting Agreement, have been duly authorized and validly issued and are fully paid and non-assessable. The Common Shares to be sold by the Company pursuant to the International Purchase Agreement and the Brazilian Underwriting Agreement have been duly authorized and, when issued, delivered and paid for, will be validly issued, fully paid and non-assessable. No holder of the Common Shares is or will be subject to personal liability solely by being such holder. To our knowledge, except as described in the Prospectus, there are no outstanding securities issued by the Company convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or obligations of the Company to issue, any class of capital stock of the Company.

         (vi) The Common Shares (in the form of ADSs) to be purchased by the International Underwriters and the Common Shares to be underwritten by the Brazilian Underwriters from the Company have been duly authorized for issuance and sale to the International Underwriters pursuant to the International Purchase Agreement and to the Brazilian Underwriters pursuant to the Brazilian Underwriting Agreement, respectively, and, when issued and paid for in accordance with the International Purchase Agreement or the Brazilian Underwriting Agreement, as the case may be,

                                    Ex-B-1-5
                  will be validly issued, fully paid and non-assessable and will be issued free and clear of all security interests, mortgages, pledges, liens or encumbrances; and the issuance of the Common Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (vii) None of the ADSs or Common Shares are subject to the preemptive rights of any shareholder of the Company in connection with the Offerings.

         (viii) Except as disclosed in the Prospectus, to our knowledge, there are no contracts, agreements or understanding between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (ix) The Registration Statement, the Prospectus and preliminary prospectus relating to the offering of the ADSs, the Prospectus and the preliminary and final prospectuses relating to the Brazilian Offering have been duly authorized by the Company [and each of the Selling Shareholders].

         (x) The International Purchase Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company and each of the Selling Shareholders. The Deposit Agreement has been duly authorized, executed and delivered by the Company. Each of the Transaction Documents constitutes a valid and legally binding agreement of the Company and each of the Selling Shareholders, enforceable against the Company and each of the Selling Shareholders in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability and, with respect to indemnification and contribution provisions, by considerations of public policy.

         (xi) The execution and delivery by the Company of the Transaction Documents and compliance by the Company with the terms thereof, will not (a) to our knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, loan agreement or other agreement or instrument to which the Company is a

                                    Ex-B-1-6
                  party or by which the Company is bound, (b) result in any violation of the provisions of the Company's By-Laws, (c) result in the violation of any applicable law, statute, rule or regulation of Brazil, or (d) to our knowledge, result in the violation of any judgment or order of any Brazilian court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, assets or operations, except in the case of (a) and (d) above, for such conflict, breach, violation, default or lien, charge or encumbrance that could not reasonably be expected to have a Material Adverse Effect.

         (xii) No consent, approval, authorization, order, registration or qualification of or with any Brazilian court or arbitrator or governmental or regulatory authority is required to be obtained by the Company or by the Selling Shareholders for the authorization and execution, delivery and performance of each of the Transaction Documents or the sale of the ADSs, except for (a) approvals which have been obtained from the Central Bank and the CVM relating to the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, of the National Monetary Council, (b) approvals which have been obtained from the CVM relating to the offering of the Common Shares and ADSs as provided for in the Transaction Documents,
                  (c) approvals which have been obtained from the Central Bank relating to the payment of the fees, expenses and commissions contemplated by the International Purchase Agreement, (d) as may be required, approval from the Central Bank for any payment abroad pursuant to Sections 7 and 8 of the International Purchase Agreement, and (e) other authorizations subject to the qualification outlined in paragraph 10(x) below.

         (xiii) Except as disclosed in the Prospectus, to our knowledge, there is no action, suit, or proceeding threatened or pending to which the Company or its subsidiaries is a party or to which any property of the Company or its subsidiaries is subject, before any Brazilian governmental, judicial or administrative authority which, if determined adversely to the Company or its subsidiaries, could, individually or in the aggregate, reasonably be expected to (a) have a Material Adverse Effect or (b) materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents.

         (xiv) The statements made in the Prospectus under "Risk Factors -- Risks Relating to Our Operations and the Brazilian Power Industry," "Risk Factors -- Risks Relating to the ADSs and Our Common Shares," "Exchange Rates," "Market Information," "The Brazilian Power Industry," "Description of Capital Stock," "Dividends and Dividend Policy," "Taxation - Brazilian Tax Considerations" and " -- Other Relevant Brazilian

                                    Ex-B-1-7

                  Taxes" and "Enforcement of Judgments Against Foreign Persons", to the extent that they constitute matters of Brazilian law, fairly summarize the matters described therein in all material respects.

         (xv) Except as otherwise disclosed in the Prospectus, to our knowledge the Company and its subsidiaries have such certificates, authorizations, licenses, concessions, approvals, orders or permits issued by the appropriate regulatory agencies or bodies of Brazil necessary to conduct its electricity operations as described in the Prospectus ("Governmental Approvals"), the Governmental Approvals are in full force and effect, and the Company is in compliance with the terms and conditions of the Governmental Approvals, except to the extent that the failure to have in full force and effect, or non-compliance with, any such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect.

         (xvi) The Common Shares conform in all material respects to the description thereof contained in the Prospectus.

         (xvii) The Common Shares have been duly listed and admitted for trading on the BOVESPA and the Company is registered as a listed company with the CVM in Brazil.

         (xviii) Except as otherwise described in the Prospectus and other than Brazilian withholding taxes, generally at a rate of 15% (or 25% depending on the nature of the services rendered or depending on whether the beneficiary is resident or domiciled in a jurisdiction that imposes income tax at a maximum rate lower than 20%, that does not impose income tax or that imposes restrictions on disclosure of shareholding composition or ownership of investments) on payments made by the Company, to the International Underwriters under the International Purchase Agreement, there is no tax, duty, levy, impost, deduction, charge or withholding imposed on or, to our knowledge, pending or proposed to, by Brazil or any political subdivision or taxing authority thereof or therein or any federation or organization or similar entity of which Brazil is a member, to the International Underwriters or the purchasers of ADSs in the capacity of taxpayers (a) on or by virtue of the Company's execution, delivery, performance or enforcement of the Transaction Documents or any document to be furnished thereunder; or (b) on any payment to be made pursuant to the Transaction Documents or on payments by the Company to any holder of ADSs; or (c) on the resale and delivery of such ADSs, evidenced by ADRs, by the International Underwriters in the manner contemplated in the Prospectus. Under current Brazilian

                                    Ex-B-1-8
                  law and regulations, dividends, either in cash or any other form, paid on the Common Shares (including Common Shares represented by ADSs) are not and will not be subject to any Brazilian withholding or any other tax, except as otherwise described in the Prospectus.

         (xix) All dividends and other distributions declared and payable on the Common Shares represented by ADSs may under the current laws and regulations of Brazil be paid to the Depositary in Brazilian reais that may be converted into foreign currency that currently may be freely transferred out of Brazil, and the payment of such dividends and other distributions do not currently require obtaining any governmental authorization in Brazil, so long as the ADR program remains duly registered with the CVM and the Central Bank.

         (xx) Subject to the qualifications outlined in paragraphs 10(iv), 10(vi) and 10(vii) below, the International Purchase Agreement and the Deposit agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company and, to the extent applicable, the Selling Shareholders in the courts of Brazil, and, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the International Purchase Agreement and the Deposit Agreement in Brazil or any political subdivision thereof that it be filed or recorded or enrolled with any court or other authority in Brazil or any political subdivision thereof or that any stamp, registration or similar tax be paid in Brazil or any political subdivision thereof on or in respect of the International Purchase Agreement and Deposit Agreement, other than court costs, including, without limitation, filing fees.

         (xxi) Subject to the requirements outlined in paragraph 10(xiii) below, the governing law clause subjecting the International Purchase Agreement and the Deposit Agreement to New York State law is valid under Brazilian law. Assuming that the International Purchase Agreement and Deposit Agreement are legal, valid and binding under New York State law, the International Purchase Agreement and Deposit Agreement are enforceable against the Company and, in the case of the International Purchase Agreement, the Selling Shareholders in accordance with their terms (subject to the civil procedure rules of Brazil including, without limitation, rules as to service of process and the applicable provisions of the choice of law of the State of New York) except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.


                                    Ex-B-1-9

         (xxii) Subject to the qualifications outlined in paragraph 10(ix) and 10(xiv) below, the Company and the Selling shareholders have the power to submit, and pursuant to the International Purchase Agreement and Deposit agreement have legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of any New York Court, and have the power to designate, and have appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under the International Purchase Agreement and Deposit Agreement in any New York Court.

10. This opinion is subject to the following qualifications, explanations and reservations:

         (i) Any provisions of any of the Transaction Documents providing that any specification or determination will be conclusive and binding will not be conclusive and binding if such calculation or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party.

         (ii) Our opinion as regards the binding effect of the obligations of the Company and the Selling Shareholders under the Transaction Documents is subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganization, and similar laws affecting creditors' rights generally, including, without limitations, intervention or extrajudicial liquidation decreed by the Central Bank. Claims for salaries, wages, social security, taxes and other statutorily preferred claims will have preference over any other claims, including secured ones.

         (iii) Any judgment against the Company or the Selling Shareholders in any of the non-Brazilian courts mentioned in the Transaction Documents with respect to the Transaction Documents will be enforceable in the courts of Brazil without a reexamination of the merits if previously confirmed by the Federal Supreme Court of Brazil and such confirmation is only given if such judgment:

                  (a) fulfills all formalities required for its enforceability under the laws of the country where it was issued;

                  (b) was issued by a competent court (a) after due service of process on the Company or the Selling Shareholders, as the case may be; or (b) after sufficient evidence of the Company's or the Selling Shareholders 's absence has been given, as the case may be, as required under applicable law;

                  (c)      is not subject to appeal;


                                   Ex-B-1-10

                  (d) was authenticated by a Brazilian Consulate in the country in which it was issued and is accompanied by a sworn translation into the Portuguese language;

                  (e)      is for a payment of a sum certain; and

                  (f) is not against Brazilian national sovereignty, public policy or morality.

         (iv) In the event that any suit is brought against the Company or the Selling Shareholders in Brazil, certain court costs and deposits to secure judgment may be due and any plaintiff not resident in Brazil will be required to make deposits as security for process costs and for third party attorney's fees if it does not possess any real property in Brazil, in accordance with article 835 of the Brazilian Civil Procedure Code.

         (v) In the event that any suit is brought against the Company or each of the Selling Shareholders, service of process upon any of such parties, if made in Brazil, must be effected in accordance with Brazilian law.

         (vi) In order to assure the admission of the Transaction Documents before the public agencies and courts in Brazil, (a) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public should be authenticated by the Brazilian Consulate having jurisdiction over the place of execution, (b) the document must be translated into Portuguese by a sworn translator; and (c) the document and its sworn translation must be registered with the appropriate Registry of Deeds and Documents in Brazil.

         (vii) Any documents in a foreign language (including without limitation documents relating to any foreign judgment) to be admitted in Brazilian courts or any other Brazilian public authority will have to be translated into the Portuguese language by a sworn translator.

         (viii) Any judgment obtained against the Company or the Selling Shareholders in the courts of Brazil in respect of any sum payable by such party under any of the Transaction Documents will be expressed in the Brazilian currency equivalent to the amount payable in the currency designated in the Transaction Documents, converted at the commercial exchange rate of the date on which such judgment is obtained.


                                   Ex-B-1-11

         (ix) The Authorized Agent has been appointed by the Company and the Selling Shareholders in accordance with Section 14 of the International Purchase Agreement for a term of five years.

         (x) After the consummation of the transactions contemplated by the International Purchase Agreement and by the Brazilian Underwriting Agreement, compliance with the Deposit Agreement may require from time to time, that the Company, the Depositary or the Custodian apply of and obtain certain consents, approvals, authorizations, orders, registrations and qualifications of or with Brazilian governmental or regulatory authorities, which have not been obtained and are not obtainable as of the date hereof, as provided in the Deposit Agreement.

         (xi) We express no opinion as to the enforceability of the provisions of Section 9 of the International Purchase Agreement providing for indemnification and contribution by the parties to losses, claims, damages and liabilities incurred by other parties to the International Purchase Agreement.

         (xii) We express no opinion as to the enforceability of the provisions of Section 15 of the International Purchase Agreement providing for indemnification by one party thereto against any loss in obtaining the currency due to such party under such agreement from a court judgment in another currency.

         (xiii) Notwithstanding that the International Purchase Agreement and the Deposit Agreement are expressed to be governed by New York State law, such law will only be recognized and enforced in Brazil if not against Brazilian national sovereignty, public policy or morality. Except as otherwise disclosed in this opinion, we have no reason to believe that the obligations of the Company provided for in the Purchase agreement or Deposit Agreement would be against Brazilian national sovereignty, public policy or morality.

         (xiv) Pursuant to Section 44 of the Company's By-laws any disputes involving (a) its By-laws, (b) rules of the Novo Mercado, (c) provisions of the Brazilian Corporate Law, (d) rules issued by the National Monetary Council, the Central Bank and the CVM,
                  (e) rules of the BOVESPA and (f) other regulation applicable to the capital markets, shall be resolved through arbitral proceedings to be conducted by the Camara de Arbitragem do Mercado created by the BOVESPA.

         (xv) Under Brazilian law, injunction relief may be granted or denied at discretion of the court.


                                   Ex-B-1-12

         (xvi) Under Brazilian law, a person may not properly waive or be deprived of the right to submit a claim to the judiciary system or be deprived of its property without due process; therefore, any waivers by the Company and the Selling Shareholders with respect to their respective rights and any waivers to assert a claim against the International Underwriters may not be enforced by a Brazilian court.

         (xvii) In rendering the opinions set forth herein, we note that any conclusion on any particular issue is not a guarantee or prediction of what a court would hold but, rather, sets forth our conclusions as to what would or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

11 This opinion is addressed to you solely for your own use and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express written consent, except that The Bank of New York may rely upon the opinions set forth in [paragraphs 9(i), 9(iv), 9 (v), 9(ix), 9(xii), 9(xvi), 9(xvii) and 9(xviii)].

12 This opinion is limited to the matters and transactions expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter or transaction in connection with the Transaction Documents or the transactions or documents referred to therein.

13 This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, you should seek advice of your counsel as to the proper application of this opinion letter at such time.

14 This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Very truly yours,



                                   Ex-B-1-13

                 MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA
                                    ADVOGADOS



                                   Ex-B-1-14

                                                                     EXHIBIT B-2


                 FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY'S
                 BRAZILIAN COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 6(c)

   [Letterhead of MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA ADVOGADOS]

                                                  Sao Paulo, September [-], 2004




Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Pactual Capital Corporation
and the other several international underwriters (the "International Underwriters") named in Schedule A to the International Purchase Agreement referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1201


Ladies and Gentlemen:

We are qualified to practice law in the Federative Republic of Brazil ("Brazil") and have acted as special Brazilian counsel to CPFL Energia S.A. (the "Company"), VBC Energia S.A. ("VBC"), 521 Participacoes S.A. ("521") and Bonaire Participacoes S.A. ("Bonaire" and together with VBC and 521, the "Selling Shareholders"), each a corporation organized under the laws of Brazil, in connection with the public offering and sale by the Company and the Selling Shareholders an aggregate of [o] of American Depositary Shares (the "ADSs"), each representing three acoes ordinarias of the Company, without par value ("Common Shares"), and an aggregate of [o] additional American Depositary Shares (the "Optional ADSs") to be sold by the Company and the Selling Shareholders in connection with the over-allotment option, if exercised, pursuant to the international purchase agreement (the "International Purchase Agreement") dated [o], 2004 among the Company, the Selling Shareholders and the International Underwriters. This letter is being furnished to you pursuant to Section 6(c) of the International Purchase Agreement.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement on Form F-1, as amended (No. 333-118494), relating to the sale of the ADSs (the "Registration Statement") and the related Prospectus dated [o], 2004 (the "Prospectus") are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent set forth in paragraph 9(xiv) of our opinion letter to you of even date herewith, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements, except as aforesaid.


                                    Ex B-2-1

In connection with, and under the circumstances applicable to, the offering of the ADSs, we participated in discussions with representatives of the Company and the Selling Shareholders, the Company's independent accountants and its United States counsel and with representatives of the Underwriters and their United States and Brazilian counsel, in which the contents of the Registration Statement and the Prospectus and related matters were discussed and we have also reviewed certain records and documents furnished to us by the Company. Certain of such records and documents were governed by laws other than Brazilian law, and, accordingly, we necessarily relied upon directors, officers, internal counsel and employees of the Company and U.S. counsel to the Company and other persons in evaluating such records and documents.

On the basis of the information that we have obtained in the performance of the activities referred to above, as well as our understanding of the Brazilian securities laws and the experience we have gained in our practice thereunder, we confirm that no information has come to our attention that has caused us to believe that (a) the Registration Statement at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, and (b) the Prospectus, as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, we express no belief with respect to the financial statements and schedules or other financial[, operational or statistical] data included therein or omitted from the Registration Statement and the Prospectus [and the information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus], as to which we express no view.

This letter is addressed to you solely for your own use and may not be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express written consent. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any legal developments or factual matters that may occur after the date of this letter even though such development, circumstance or change may affect the views expressed in this letter.

This letter will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Very truly yours,


                                    Ex B-2-2

                 MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA

                                    ADVOGADOS



                                    Ex B-2-3

                                                                       EXHIBIT C

               FORM OF OPINION OF COUNSEL TO SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 6(d)

                                 [Letterhead of
                         COUNSEL TO SELLING SHAREHOLDER]




                                                    Sao Paulo, ___________, 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Pactual Capital Corporation
  and the other several international underwriters (the "International Underwriters") named in Schedule A to the International Purchase Agreement referred to below
c/o Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
North Tower
World Financial Center
New York, New York  10281-1201

Ladies and Gentlemen:

                  1. We are in house counsel / general counsel to [Name of Selling Shareholder] (the "Selling Shareholder") and we are qualified to practice law in the Federative Republic of Brazil ("Brazil"). We are rendering this opinion in connection with the public offering and sale by the Selling Shareholder of __ American Depositary Shares (the "ADSs"), each representing three acoes ordinarias without par value (the "Common Shares") of CPFL Energia S.A. (the "Company"), and __________ additional American Depositary Shares ("Optional ADSs") to be sold by the Selling Shareholder in connection with the over-allotment option, if exercised, pursuant to the international purchase agreement (the "International Purchase Agreement") dated ________, 2004 among the Company, the Selling Shareholder, the other selling shareholders parties thereto and the International Underwriters. This opinion is given to you pursuant to Section 6(d) of the International Purchase Agreement.

                  2. Except as otherwise provided herein, capitalized terms used herein shall have the same meanings ascribed to them in the International Purchase Agreement.

                  3. For the purposes of giving this opinion we have examined and/or relied upon copies of the following documents:

                  (i)      an executed copy of the International Purchase
                           Agreement;


                                     C-1-1

                  (ii)     an executed copy of the Brazilian Underwriting
                           Agreement;

                  (iii)    a copy of the Prospectus;

                  (iv)     an executed copy of the Power of Attorney;

                  (v)      an executed copy of the Letter of Instruction;

                  (vi) a certified copy of the Selling Shareholder's Estatuto Social (the "Selling Shareholder's By-laws"); and

                  (vii) such other documents, stock transfer books and registers, corporate records and certificates of officers of the Selling Shareholder as we may have deemed necessary for the purpose of this opinion.

                  4. We have not made any investigation of the laws of any jurisdiction outside Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof and not in respect of any other law.

                  5. Unless otherwise indicated herein, the documents referred to in subparagraphs 3(i) through (iv) above are collectively referred to as the "Transaction Documents".

                  6. In giving this opinion, we have made the following assumptions:

                  (i) that all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

                  (ii) that all signatures on the originals, certified copies or copies submitted to us of the Transaction Documents are genuine;

                  (iii) that all documents submitted to us as originals are authentic;

                  (iv) that the Transaction Documents have been validly authorized, executed and delivered by all parties thereto (other than the Selling Shareholder);

                  (v) the capacity, power and authority of, and the fulfillment of all internal authorization procedures by each of the parties, other than the Selling Shareholder, to the Transaction Documents to execute, deliver and perform its respective obligations in respect of the Transaction Documents;

                  (vi) that each of the parties, other than the Selling Shareholder, to the Transaction Documents has been duly organized and established and is validly existing at the date of execution of the Transaction Documents;

                                     C-1-2

                  (vii) that each of the parties, other than the Selling Shareholder, to the Transaction Documents has all necessary regulatory and other approvals, exemptions, licenses and authorizations to perform its obligations under such of the Transaction Documents to which it is a party;

                  (viii) that except as specifically otherwise mentioned there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinions expressed herein; and

                  (ix) the validity and enforceability under the laws of any jurisdiction other than Brazil of those of the Transaction Documents as are expressed to be subject to the law of such other jurisdiction and, insofar as any obligation expressed to be incurred under any of the Transaction Documents is to be performed in or is otherwise subject to any jurisdiction outside Brazil, such performance will not be unlawful under the laws of that jurisdiction.

                  7. As to matters of fact, we have relied upon the representations and warranties made in the International Purchase Agreement by the Selling Shareholder and/or certificates, documents and oral and/or written information of the Selling Shareholder provided to us by officers of the Selling Shareholder on behalf of the Selling Shareholder.

                  8. Based on the above assumptions and subject to the reservations, qualifications and explanations set forth below, we are of the opinion that:

                  (i) The Selling Shareholder has been duly incorporated and is validly existing as a corporation (sociedade por acoes) in good standing under the laws of Brazil.

                  (ii) The Selling Shareholder has full power and authority to enter into the Transaction Documents. Each of the Transaction Documents has been duly authorized, executed and delivered by the Selling Shareholder and, assuming due authorization, execution and delivery by the other parties thereto, each of the Transaction Documents constitutes a valid and legally binding agreement of the Selling Shareholder enforceable in accordance with its terms.

                  (iii) The Selling Shareholder has valid title to the Common Shares to be sold by the Selling Shareholders pursuant to the International Purchase Agreement and Brazilian Underwriting Agreement free and clear of all security interests, claims, liens, equities and other encumbrances.

                  (iv) The Prospectus and preliminary prospectus relating to the offering of the ADSs, the Prospectus and the preliminary and final prospectuses relating to the Brazilian Offering have been duly authorized by the Selling Shareholder.


                                     C-1-3

                  (v) The submissions by the Selling Shareholder to the jurisdiction of the U.S. federal or New York state courts sitting in the Borough for Manhattan, New York, set forth in the International Purchase Agreement constitute valid and legally binding obligations of the Selling Shareholder, and service of process effected in the manner set forth in the International Purchase Agreement, assuming validity under the laws of the State of New York, and subject to the reservation set forth in subparagraph 9(vii) below, will be effective to confer valid personal jurisdiction over the Selling Shareholder under the laws of Brazil.

                  (vi) The International Purchase Agreement is in proper legal form for enforcement against the Selling Shareholder in Brazil. To ensure the legality, validity, enforceability or admissibility in evidence of the International Purchase Agreement in Brazil, it is not necessary that any of them be filed or recorded or enrolled with any court or authority in Brazil or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the patties thereto and any other document that may be deemed to be or become a part of any such agreements shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office and the International Purchase Agreement and any other document that may be deemed to be or become a part of any such agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil and (B) the International Purchase Agreement shall have been translated into Portuguese by a sworn translator. Any International Underwriter in respect of the International Purchase Agreement is entitled to sue as plaintiff in the Brazilian courts for the enforcement of its respective rights against the Selling Shareholder.

                  (vii) The execution and delivery by the Selling Shareholder of the Transaction Documents, the consummation by the Selling Shareholder of the transactions contemplated in the Transaction Documents and compliance by the Selling Shareholder with the terms of the Transaction Documents do not and will not result in any violation of the Selling Shareholder's By-Laws, whether with or without the giving of notice or lapse of time or both, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder under (A) to our knowledge, any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument to which the Selling Shareholder is a

                                     C-1-4
                           party or by which it may be bound or to which any of its properties or assets may be subject, (B) any existing applicable law, rule or regulation of Brazil or (C) to our knowledge, any judgment, order or decree of any Brazilian government, governmental instrumentality or court having jurisdiction over the Selling Shareholder or any of its properties, assets or operations; and

                  (viii) Assuming that the Transaction Documents are legal, valid and binding under New York law, the Transaction Documents are valid and legally binding, and enforceable against the Selling Shareholder in accordance with their respective terms (subject to the civil procedure rules of Brazil including without limitation, rules as to service of process and the applicable provisions of the chosen law of New York), except that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and enforceability of indemnification and contribution provisions may be limited by considerations of public policy.

                  9. This opinion is subject to the following qualifications, explanations and reservations:

                  (i) any provisions of any of the Transaction Documents providing that any specification or determination will be conclusive and binding will not be conclusive and binding if such specification or determination is fraudulent and will not necessarily prevent judicial inquiry into the merits of any claim by an aggrieved party;

                  (ii) in the event that any suit is brought against the Selling Shareholder in Brazil, certain court costs and deposits to guarantee judgment may be due;

                  (iii) in order to assure the admission of the Transaction Documents, other than the Brazilian Underwriting Agreement and the Letter of Instruction, before the public agencies and courts in Brazil (i) the signatures of the parties thereto signing outside Brazil should be notarized by a notary public licensed as such under the laws of the place of signing and the signature of such notary public should be authenticated by a consular official of Brazil; (ii) the Transaction Documents should be registered with the appropriate Registry of Titles and Deeds in Brazil, and (iii) the Transaction Documents should be translated into the Portuguese language by a sworn translator;

                  (iv) our opinion as regards the binding effect of the obligations of the Selling Shareholder under the Transaction Documents is subject to all limitations arising from bankruptcy, insolvency, liquidation,

                                     C-1-5
                           reorganization, and similar laws affecting creditors rights generally, including, without limitations, intervention or extrajudicial liquidation decreed by the Central Bank of Brazil. Claims for salaries, wages, social security and taxes will have preference over any claims, including secured ones;

                  (v) any judgment against the Selling Shareholder in any of the non-Brazilian courts mentioned in the International Purchase Agreement arising out of or in relation to the obligations of the Selling Shareholder under the International Purchase Agreement will be enforceable in the courts of Brazil if previously confirmed by the Federal Supreme Court of Brazil, and such confirmation is only given if such judgment:

                                    a.       is for a payment of a sum certain;

                                    b.       fulfills all formalities required
                                             for its enforceability under the
                                             laws of the country where it was
                                             issued;

                                    c.       is issued by a competent court
                                             after service of process on the
                                             Selling Shareholder or after
                                             sufficient evidence of the Selling
                                             Shareholder's absence has been
                                             given, as required under applicable
                                             law;

                                    d.       is not subject to appeal;

                                    e.       is authenticated by a Brazilian
                                             Consulate in the country in which
                                             it is issued and is accompanied by
                                             a sworn translation into
                                             Portuguese; and

                                    f.       is not contrary to Brazilian
                                             national sovereignty, public policy
                                             or public morality;

                  (vi) according to the resolutions of the Selling Shareholder's Board of Directors, the appointment of the Authorized Agent upon whom process may be served in any action based on the International Purchase Agreement is valid for a period of up to five years, provided that such agent may be successively appointed by the Selling Shareholder's Board of Directors for additional terms of limited duration;

                  (vii) in the event that any suit is brought against the Selling Shareholder, service of process upon the Selling Shareholder, if made in Brazil, must be effected in accordance with Brazilian law;

                  (viii) any judgment obtained against the Selling Shareholder in the courts of Brazil in respect of any sum payable by it under any of the International Purchase Agreement will be expressed in the Brazilian

                                     C-1-6
                           currency equivalent to the U.S. Dollars of such sum at the commercial exchange rate of the date at which such judgment is obtained;

                  (ix) any documents in a foreign language, including, without limitation, documents relating to any foreign judgment, to be admitted in Brazilian courts or any other Brazilian public authority will have the be translated into Portuguese by a sworn translator; and

                  (x) notwithstanding that the Transaction Documents, other than the Brazilian Underwriting Agreement and the Letter of Instruction, are expressed to be governed by New York law, such law will only be recognized and enforced in Brazil if not against Brazilian national sovereignty, public policy or public morality, however, we have no reason to believe that the obligations of the Selling Shareholder provided for in the Transaction Documents would be against Brazilian national sovereignty, public policy and public morality.

                  10. We express no opinion as to the enforceability of Section 8 of the International Purchase Agreement providing for contribution by the parties to certain costs and expenses incurred by other parties to such agreement.

                  11. This opinion is addressed to you solely for your own use and may not be transmitted to anyone else nor is to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without express consent. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Transaction Documents or the transactions or documents referred to therein.

                  12. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Yours sincerely,




                                     C-1-7

                                                                       EXHIBIT D

                  FORM OF OPINION OF COUNSEL TO THE DEPOSITARY
                    TO BE DELIVERED PURSUANT TO SECTION 6(g)

                                 [Letterhead of
                          EMMET, MARVIN & MARTIN, LLP]

                                                       __________, 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Pactual Capital Corporation
  and the other several international underwriters (the "International Underwriters") named in Schedule A to the International Purchase Agreement referred to below
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10281-1201

      Re: CPFL Energia S.A.

Ladies and Gentlemen:

      We are acting as counsel for The Bank of New York, as depositary, in connection with the Deposit Agreement dated as of _______, 2004 (the "Deposit Agreement") among CPFL Energia S.A. (the "Company"), The Bank of New York, as depositary (the "Depositary"), and all Owners and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") issued thereunder.

      We are delivering this opinion at the request of the Depositary to you, as International Underwriters named in Schedule A to the International Purchase Agreement dated _______, 2004 among the Company, the other entities listed in Schedule B thereto (the "Selling Shareholders") and you, in connection with the contemplated purchases by the International Underwriters of up to ___________ common shares, without par value (the "Shares"), of the Company to be delivered in the form of Shares or American Depositary Shares (the "ADSs") evidenced by ADRs.

      Based on the foregoing, and subject to the accuracy of the assumptions and to the qualifications set forth below, we are of the opinion that:

                                     Ex D-1

            (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights and by general principles of equity.

            (ii) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

      These opinions are based upon the assumptions that (a) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, (b) all the Shares are duly authorized, validly issued, fully paid and non-assessable and are registered or not required to be registered in accordance with the Securities Act of 1933, as amended, and
(c) all signatures on documents examined by us are genuine. In giving these opinions, we have also relied as to certain matters, without independent verification, on information obtained from public officials or officers of the Depositary.

      We are members of the New York Bar only and do not hold ourselves out as practicing under, nor do we express any opinion on or as to the effect of, any laws other than the laws of the State of New York and the Federal laws of the United States.

      We are giving the opinions set forth in this letter as of the date of this letter, and we assume no obligation to advise you of factual or legal changes which may thereafter be brought to our attention.

      These opinions are solely for the benefit of the International Underwriters and may not be relied upon by any other person or entity without our prior written consent. Nothing in this letter shall be construed to create any liability for the Depositary.

                                                     Very truly yours,

                                                     EMMET, MARVIN & MARTIN, LLP

                                     Ex D-2